UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 9, 2011

RENTECH, INC.
(Exact name of registrant as specified in its charter)

Colorado	1-15795	84-0957421
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

10877 Wilshire Boulevard, Suite 600 Los Angeles, California	90024
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (310) 571-9800

(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item. 8.01 Other Events.

On February 9, 2011, Rentech, Inc. (the “Company”) entered into an Amended and Restated Distribution Agreement (the “Equity Distribution Agreement”) between the Company and Knight Capital Americas, L.P. (“KCA”), successor in interest to Knight Capital Markets LLC. Pursuant to the terms of the Equity Distribution Agreement, the Company may offer and sell from time to time through KCA, as the Company’s sales agent, up to $50 million of shares of the Company’s common stock, par value $0.01 per share (the “Shares”). The Shares will be issued pursuant to the Company’s shelf registration statement on Form S-3 (File No. 333-16465) filed on February 3, 2010, as amended on March 19, 2010 and March 30, 2010.

A copy of the opinion of Holland & Hart LLP, relating to the legality of the Shares is filed as Exhibit 5.1 hereto.

This report shall not constitute an offer to sell or the solicitation of an offer to buy, nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any jurisdiction. Any such offering will be made solely by prospectus.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits:

Exhibit No.	Description of the Exhibit
Exhibit 5.1	Opinion of Holland & Hart LLP
Exhibit 23.1	Consent of Holland & Hart LLP (included in Exhibit 5.1)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RENTECH, INC.

Date: February 9, 2011

By: /s/ Colin M. Morris
Colin M. Morris
Vice President and General Counsel